Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (No. 333-224756) and Forms S-8 (No. 333-225046, No. 333-212507, No. 333-190292, No. 333-174971, No. 333-161024, No. 333-144177) of Charles River Laboratories International, Inc. of our report dated February 13, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 14, 2018